                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         Virus Research Institute, Inc.
                (Name of Registrant as Specified In Its Charter)

                         Virus Research Institute, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                         VIRUS RESEARCH INSTITUTE, INC.
                               61 MOULTON STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Virus Research Institute, Inc. (the "Company") will be held on Thursday, May 1, 1997 at 10:00 a.m. local time at the offices of the Company at 61 Moulton Street, Cambridge, Massachusetts 02138 for the following purposes:

          1. To elect six directors to serve on the Board of Directors of the Company to serve until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

          2. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on March 19, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.001 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                            By Order of the Board of Directors

                                            WILLIAM A. PACKER
                                            Secretary

Cambridge, Massachusetts
March 31, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                         VIRUS RESEARCH INSTITUTE, INC.
                               61 MOULTON STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 1, 1997

                                                                  March 31, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Virus Research Institute, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Thursday, May 1, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of directors of the Company and to act upon any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 31, 1997. The Board of Directors has fixed the close of business on March 19, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them. As of the Record Date, there were 8,868,475 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

     The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1996 Annual Report, including financial statements for the fiscal year ended December 31, 1996 ("Fiscal 1996"), is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

INTRODUCTION

     Six directors will be elected at the Annual Meeting to serve on the Company's Board of Directors until the Company's 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated J. Barrie Ward, William A. Packer, John W. Littlechild, Alan M. Mendelson, Frederick W. Kyle and Robert J. Hennessey to serve as Directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that, if elected, each of the Nominees will serve as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the advance notice and other requirements of the Company's Amended and Restated By-laws (the "By-laws"). See "Other Matters--Stockholder Proposals" for a summary of these requirements.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING THE NOMINEES

     The following table sets forth the name and age of each Nominee and the year each became a director of the Company.

                                                                                   DIRECTOR
          NAME                                                             AGE      SINCE
          ----                                                             ---     --------
    J. Barrie Ward, Ph.D.................................................  58        1994
    William A. Packer....................................................  62        1992
    John W. Littlechild..................................................  45        1991
    Alan M. Mendelson....................................................  49        1994
    Frederick W. Kyle....................................................  64        1996
    Robert J. Hennessey..................................................  55        1997

     The following biographical descriptions set forth certain information with respect to the Nominees for election as directors at the Annual Meeting, based on information furnished to the Company by each Nominee.

     J. Barrie Ward, Ph.D. has served as Chairman of the Board of Directors and Chief Executive Officer since joining the Company in July 1994. From 1984 to June 1994, Dr. Ward served as Director of the Microbiology Division of Glaxo Research and Development Ltd., a pharmaceutical company, with responsi-bility for infectious disease research. Dr. Ward received a Ph.D. in microbial biochemistry from the University of Bath, England.

     William A. Packer joined the Company in June 1992 as President and a director and was also elected Chief Financial Officer in March 1996. Prior to joining the Company, Mr. Packer held various senior management positions with SmithKline Beecham plc, a pharmaceutical company, from 1964 to 1991, most recently as Senior Vice President, Biologicals, where he was responsible for the direction of SmithKline Beecham's global vaccine business. Mr. Packer is a Fellow of the Institute of Chartered Accountants in England and Wales.

     John W. Littlechild has been a director of the Company since December 1991. Since March 1992, Mr. Littlechild has been a general partner of HealthCare Partners II, L.P. ("HCP II"), HealthCare Partners III, L.P. ("HCP III") and HealthCare Partners IV, L.P. ("HCP IV"), the general partner, respectively, of each of HealthCare Ventures II, L.P. ("HCV II"), HealthCare Ventures III, L.P. ("HCV III") and HealthCare Ventures IV, L.P. ("HCV IV"), and a Vice Chairman of HealthCare Investment Corporation LLC ("HIC"), a venture management company that, among other things, provides management services to HCV II, HCV III and HCV IV. HCV II, HCV III and HCV IV are principal stockholders of the Company. From 1984 to 1991, Mr. Littlechild was a Senior Vice President of Advent International Corporation, a venture capital company ("Advent") based in Boston and London. He received a B.Sc. from the University of Manchester and an M.B.A. from Manchester Business School. Mr. Littlechild serves on the board of directors of various healthcare and biotechnology companies, including Orthofix International N.V. and Diacrin, Inc.

     Alan M. Mendelson has been a director of the Company since May 1994. Mr. Mendelson has been a general partner of Axiom Venture Partners, L.P. ("Axiom"), a stockholder of the Company, since April 1994. Prior to April 1994, Mr. Mendelson served with Aetna Life & Casualty in Hartford, Connecticut, in various capacities over a 24-year period, most recently as Vice President-Investment Strategy and Policy. In 1988, Mr. Mendelson founded Systemix, Inc., a biotechnology company, where he initially served as Chief Executive Officer until 1991. Mr. Mendelson is also a director of Connecticut Innovations, Inc. and Collaborative Clinical Research, Inc. Mr. Mendelson has a B.A. from Trinity College and a J.D. from the University of Connecticut.

     Frederick W. Kyle has been a director of the Company since July 22, 1996. He has been Vice Chairman of Pharmaceutical Marketing Services, Inc., a company providing marketing data and market research to the pharmaceutical industry, since October 1996. From January 1994 until September 1996 he was a Managing Partner of Finisterre Management Corporation, an investment firm specializing in the healthcare industry. From January 1992 until December 1993 he was Senior Vice President of the American Red Cross with responsibility for that organization's blood collection and other healthcare activities. Prior to that he was employed by SmithKline Beecham plc, from 1981 through 1991, most recently as President of Worldwide Commercial Operations for SmithKline Beecham Pharmaceuticals. Mr. Kyle is also a director of Pharmaceutical Marketing Services Inc., SoloPak Pharmaceuticals, Inc. and CytoMed, Inc.

     Robert J. Hennessey has been a director of the Company since January 20, 1997. Since 1993, Mr. Hennessey has been Chairman, President and Chief Executive Officer of Genome Therapeutics Corp. Prior to 1993, Mr. Hennessey was President of Hennessey & Associates, LTD. Mr. Hennessey is also a director of Genome Therapeutics Corp.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company currently consists of seven members. All of the Company's directors are elected annually by the stockholders and hold office until their respective successors are duly elected and qualified.

     During Fiscal 1996, the Board of Directors met eight times. During Fiscal 1996, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director served on the Board of Directors) and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the periods for which such director served on such committee or committees).

     Audit Committee. The Board of Directors has established an Audit Committee presently consisting of Messrs. Packer, Kyle and Mendelson (the "Audit Committee"). The Audit Committee is authorized to review with the Company's independent auditors the annual financial statements of the Company prior to publication; to review the work of, and approve non-audit services performed by, such independent auditors; and to make annual recommendations to the Board for the appointment of auditors for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Company. The Audit Committee met once during Fiscal 1996.

     Compensation Committee. The Board of Directors has also established a Compensation Committee presently consisting of Messrs. Hennessey and Littlechild (the "Compensation Committee"). The Compensation Committee is authorized to review and recommend to the Board of Directors the compensation and benefits of all officers and directors of the Company and to review general policy matters relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options to the Company's officers, employees and consultants pursuant to the Company's 1992 Equity Incentive Plan. The Compensation Committee met eight times during Fiscal 1996.

     Executive Committee. The Board of Directors has also established an Executive Committee presently consisting of Messrs. Ward, Packer, Littlechild and Mendelson. The Executive Committee oversees certain significant transactions in which the Company is engaged and makes recommendations to the Board with respect to such transactions.

BOARD OF DIRECTORS COMPENSATION

     Directors of the Company who are also employees of the Company or are affiliated with stockholders deemed to beneficially own two percent (2%) or more of the Common Stock receive no cash compensation for their services as directors or as members of any of the committees of the Board of Directors. All other directors receive a fee of $2,000 for each meeting attended. All directors are reimbursed for their expenses incurred in connection with attending meetings of the Board of Directors. Directors who are not employees of the Company are entitled to receive automatic stock option grants under the Company's 1992 Equity Incentive Plan. For a description of such automatic grants see "Summary of 1992 Equity Incentive Plan."

     In accordance with the terms of the 1992 Equity Incentive Plan, in connection with Mr. Kyle's election to the Board of Directors of the Company, the Company issued to Mr. Kyle on July 22, 1996 an option to purchase 10,000 shares of Common Stock at an exercise price of $6.75 per share, which option vests in four equal annual installments commencing July 22, 1997. In addition, in connection with Mr. Hennessey's election to the Board of Directors of the Company, the Company issued to Mr. Hennessey on January 20, 1997 an option to purchase 10,000 shares of Common Stock at an exercise price of $7.25 per share, which option vests in four equal annual installments commencing January 20, 1998.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded during each of the three years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and the three other most highly compensated executive officers of the Company for Fiscal 1996 (collectively, the "Named Executive Officers").

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                ANNUAL COMPENSATION           ------------
                                         ----------------------------------    SECURITIES
                                                               OTHER ANNUAL    UNDERLYING     ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR      SALARY    BONUS(1)   COMPENSATION    OPTIONS(#)    COMPENSATION
------------------------------  ----     --------   --------   ------------   ------------   ------------
J. Barrie Ward, Ph.D..........  1996     $196,875   $40,000            --         56,667         $500(2)
  Chief Executive Officer and   1995      183,954    20,000            --             --           --
  Chairman of the Board         1994(4)   100,288    12,115      $ 10,696(3)     308,334           --

William A. Packer.............  1996      174,961    35,000            --         33,167           --
  President, Chief Financial    1995      159,173    30,000        49,880(3)          --           --
  Officer                       1994      191,000        --            --         73,334           --

Bryan E. Roberts, Ph.D........  1996      158,847    16,000            --         48,167          500(2)
  Executive Vice President      1995      142,104        --            --             --           --
                                1994      142,738    17,500            --         54,834           --

David H. Ramsdell.............  1996(5)    92,137    10,000            --             --           --
  Vice President, Finance       1995      110,811        --            --             --           --
                                1994      111,462        --            --          8,334           --

---------------

(1) Bonus in this chart may include amounts actually paid to the named executive officer in the year indicated for services rendered in the prior fiscal year.

(2) Represents reimbursement of tax advice services rendered to the named executive officer.

(3) Represents relocation expense reimbursement paid to such Named Executive Officer.

(4) Dr. Ward commenced employment with the Company on July 11, 1994.

(5) Mr. Ramsdell terminated his employment with the Company on September 27, 1996.

OPTION GRANTS IN FISCAL YEAR 1996

     The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company made to the Named Executive Officers during Fiscal 1996. The following table also discloses for each Named Executive Officer listed the gain or "spread" that would be realized if the options were exercised when the Company's stock price had appreciated by the percentage levels indicated from the market price on the date of grant. No stock appreciation rights were granted during Fiscal 1996.


                                                 INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                               ------------------------------------------------------      VALUE AT ASSUMED
                                                PERCENT                                    ANNUAL RATES OF
                               NUMBER OF        OF TOTAL                                     STOCK PRICE
                               SECURITIES       OPTIONS        EXERCISE                    APPRECIATION FOR
                               UNDERLYING       GRANTED        OR BASE                      OPTION TERM(1)
                                OPTIONS       TO EMPLOYEES      PRICE      EXPIRATION    --------------------
            NAME                GRANTED      IN FISCAL YEAR     ($/SH)        DATE          5%         10%
-----------------------------  ----------    --------------    --------    ----------    --------    --------
J. Barrie Ward, Ph.D.........     6,667            2.21%        $ 3.90       1/22/06     $ 16,334    $ 41,469
                                 50,000(2)        16.57%          6.25       9/16/06      196,500     498,000
William A. Packer............     3,167            1.05%          3.90       1/22/06        7,759      19,699
                                 30,000(2)         9.94%          6.25       9/16/06      117,900     298,800
Bryan E. Roberts, Ph.D.......     3,167            1.05%          3.90       1/22/06        7,759      19,699
                                 45,000(2)        14.91%          6.25       9/16/06      176,850     448,200
David H. Ramsdell............         0               0            N/A           N/A          N/A         N/A

---------------

(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission (the "SEC") and do not represent the Company's estimate or projection of future Common Stock prices.

(2) Pursuant to the terms of the option agreement, 50% of the options are exercisable in four equal annual installments commencing September 16, 1997 and 50% of the options vest in five years subject to earlier vesting based upon attainment of certain milestones.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information regarding options exercised in Fiscal 1996 and unexercised options held at December 31, 1996 by the Named Executive Officers.

                                                      NUMBER OF SECURITIES
                                                           UNDERLYING              VALUE OF UNEXERCISED
                               SHARES                  UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                             ACQUIRED ON   VALUE      AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END
            NAME             EXERCISE(#)  REALIZED  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE(1)
---------------------------- -----------  --------  -------------------------  ----------------------------
J. Barrie Ward, Ph.D........     8,080    $ 41,490       152,753/204,167            $ 669,516/$695,294
William A. Packer...........    15,000     123,250       108,168/ 66,667              536,023/ 165,368
Bryan E. Roberts, Ph.D......         0           0        40,083/ 89,084              179,743/ 208,019
David H. Ramsdell...........    16,667      85,282           -- (2)                       -- (2)

---------------

(1) Value based only on (i) the number of options for which the exercise price was equal to or less than $5.50 per share (the price of the last reported trade of the Common Stock on the Nasdaq National Market on December 31,
    1996) and (ii) the difference between such closing price and such options' exercise price.

(2) Mr. Ramsdell terminated his employment with the Company on September 27, 1996 and as a result his options expired prior to December 31, 1996.

STOCK PERFORMANCE GRAPH

     The following stock performance graph compares the cumulative total return of the Company's Common Stock from June 5, 1996, the date the Company's Initial Public Offering became effective, to the cumulative total return for the same period of the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Pharmaceutical Index. The calculation of total return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index on June 5, 1996, and the reinvestment of all dividends.

        Measurement Period             Nasdaq Stock       Nasdaq Pharma-      Virus Research
      (Fiscal Year Covered)            Market Index       ceutical Index     Institu te, Inc.
6/5/96                                    100.00              100.00              100.00
12/31/96                                  103.23               88.27               45.83

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for (1) reviewing and recommending to the Board of Directors the compensation and benefits of all officers and directors of the Company, (2) reviewing general policy matters relating to compensation and benefits of employees of the Company, and (3) administering the issuance of stock options to the Company's officers, employees and consultants pursuant to the Company's 1992 Equity Incentive Plan.

  Compensation Philosophy and Practice

     It is the Company's philosophy and practice to pay fair and competitive wages and salaries to its employees and executive officers in order to attract and retain highly-qualified employees. The Compensation Committee and the Board believe that the compensation of the Company's executive officers should be significantly influenced by the Company's performance. Accordingly, the Company's practice has been to establish base cash salaries at levels deemed appropriate by the Compensation Committee based on historic Company compensation levels and the Compensation Committee's experience and knowledge as to compensation levels at other companies. In assessing compensation levels, the Compensation Committee has periodically reviewed industry-specific compensation surveys.

     The executive group participates in an annual management incentive (bonus) program. The bonus program is available to the extent that the Company meets or exceeds performance goals. The Compensation Committee establishes these goals and objectives based on the Company's historical performance and discussions with management.

     The Company also maintains a stock option plan to provide long-term incentives to maximize shareholder value by rewarding employees for the long-term appreciation of the Company's share price. Options are typically subject to four-year vesting. Generally, option grants are made to executives in connection with their initial hire. The Board has also approved grants in connection with a significant change in responsibilities, as a reward for outstanding performance, and to provide incentives for continued employment. The number of shares subject to each stock option granted is based on anticipated future contribution and the ability of the individual to affect corporate results.

  Compensation of Chief Executive Officer

     In establishing compensation for the Chief Executive Officer, the Compensation Committee considers objective criteria including the overall performance of the Company, accomplishment of strategic goals and the development of management. Accordingly, the Chief Executive Officer's total compensation (salary and bonus) for 1996 was $236,875.

     In addition, the Compensation Committee recommended, and the Board of Directors endorsed, the granting to the Chief Executive Officer options to purchase an aggregate 56,667 shares of Common Stock in 1996. Of these options, 6,667 were exercisable upon grant, 25,000 vest in five years subject to earlier vesting based upon the attainment of specific Company milestones and the remaining 25,000 vest in four equal installments commencing from the date of grant.

  New Federal Tax Regulations

     As a result of new Section 162(m) of the Internal Revenue Code (the "Code"), the Company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., a Named Executive Officer who is employed on the last day of the Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Company does not anticipate that the compensation for any of the Named Executive Officers will exceed $1,000,000 in the current taxable year, but intends to take appropriate action to comply with such regulations, if applicable, in the future.

                                           Submitted by the Compensation
                                           Committee:

                                                  Robert J. Hennessey
                                                  John W. Littlechild

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During Fiscal 1996, the members of the Compensation Committee consisted of Messrs. Anagnostopoulos and Littlechild. The current members of the Compensation Committee consist of Messrs. Hennessey and Littlechild. None of said members of the Compensation Committee was or is an officer and employee of the Company. Mr. Littlechild is a general partner of several partnerships that have provided financing to the Company and Mr. Anagnostopoulos is a general partner of the general partner of a partnership that has provided financing to the Company. See "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     HCV II, HCV III and HCV IV are limited partnerships formed to provide capital to companies in the healthcare field. HCP II, HCP III and HCP IV are limited partnerships which serve as the general partner of HCV II, HCV III and HCV IV, respectively, which are controlling stockholders of the Company. HIC is the management company for each of HCV II, HCV III and HCV IV. Mr. Littlechild, a director of the Company, is a general partner of each of HCP II, HCP III and HCP IV and an officer of HIC. See "Security Ownership of Management and Certain Beneficial Owners."

     Everest Trust ("Everest"), a stockholder of the Company, holds approximately 19% and 88% of the outstanding limited partnership interests in each of HCV II and HCV IV. An affiliate of Everest is a limited partner of each of HCP II, HCP III and HCP IV. Everest has informed the Company that it is a grantor trust which has as its principal beneficiaries Joshua Ruch and Jan Philipp F. Reemtsma. Messrs. Ruch and Reemtsma may be deemed to have control over the investment decisions of Everest Trust.

     Gateway Venture Partners III, L.P. ("Gateway"), a stockholder of the Company, is a venture capital firm. Constantine E. Anagnostopoulos, a director of the Company, is a general partner of Gateway Associates III, L.P., the general partner of Gateway. See "Security Ownership of Management and Certain Beneficial Owners."

     Axiom Venture Partners, L.P. ("Axiom"), a stockholder of the Company, is an investment fund which specializes in providing funds to companies in the medical, healthcare and communication fields. Alan M. Mendelson, a director of the Company, is a founding general partner of Axiom.

     In February 1994, the Company borrowed an aggregate of $1,000,000 from several parties, including HCV III, HCV IV, Dillon, Read & Co., Inc. ("Dillon Read"), Gateway and Everest Trust, pursuant to a series of promissory notes bearing interest at the rate of 8% per annum on the unpaid principal amount of the notes, which notes, together with accrued interest, were either repaid out of the proceeds of the sale of the Series C Convertible Preferred Stock or canceled in consideration for the issuance of shares of Series C Convertible Preferred Stock. In connection with these loans, the Company issued warrants to purchase an aggregate of 33,570 shares of its Common Stock at an exercise price of $.96 per share, which warrants expire in February 2004.

     In April 1994, the Company entered into a convertible preferred stock purchase agreement, pursuant to which it sold an aggregate of 5,621,535 shares of Series C Convertible Preferred Stock at a purchase price of $1.60 per share, to a group of stockholders including HCV III, HCV IV, Gateway, Everest Trust and Concord, and, at a subsequent closing, Axiom. Outstanding shares of preferred stock automatically converted into shares of Common Stock on a three-for-one basis upon consummation of the Company's Initial Public Offering.

     In September 1995, the Company entered into a loan agreement with certain stockholders, including HCV III, HCV IV, Everest, Dillon Read, Gateway and Axiom, permitting the Company to borrow up to $1,000,000 through March 31, 1996 from such lenders (the "1995 Bridge Financing"). The Company issued notes in an aggregate amount of $1,000,000 in connection with such financing (the "Convertible Notes") which bore interest at the rate of 8% per annum, were due on September 14, 1997 or earlier upon a request for repayment by lenders holding a majority of interest in the notes and were convertible, at the option of the holders, into shares of the Company's Series C Convertible Preferred Stock at a conversion price of $1.60 (such price subject to adjustment pursuant to certain anti-dilution provisions). Upon consummation of the Company's Initial Public Offering, the Convertible Notes and accrued interest thereon were converted into an aggregate of 217,927 shares of Common Stock. In connection with the 1995 Bridge Financing, the Company also issued warrants to purchase an aggregate of 66,670 shares of Common Stock, subject to certain anti-dilution provisions, at an exercise price of $1.95 per share to each of the lenders. These warrants expire in December 2005.

     In April 1994, the Company entered into a Second Amended and Restated Stockholders Agreement with all of the holders of the Company's preferred stock (as subsequently amended in December 1994, September 1995 and January 1996, the "Stockholders Agreement") which grants to such holders certain demand and piggyback registration rights with respect to shares of Common Stock issued upon conversion of shares of the Company's preferred stock and preferred stock warrants. All outstanding shares of the Company's preferred stock automatically converted into shares of Common Stock upon consummation of the Company's Initial Public Offering. The holders of the Warrants granted in connection with the 1995 Bridge Financing have also been granted similar registration rights.

                     SUMMARY OF 1992 EQUITY INCENTIVE PLAN

     In October 1992, the Board of Directors of the Company adopted the 1992 Equity Incentive Plan (the "Plan"). Under the Plan, as amended, 1,751,176 shares of Common Stock may be issued to officers, employees, consultants and directors of the Company in the form of stock options and awards. As of December 31, 1996, 688,192 shares were available for future grant and options to purchase 992,378 shares at exercise prices ranging from $0.15 to $10.80 were outstanding under the Plan. The Plan provides for the grant of options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options not intended to qualify as incentive stock options ("nonstatutory stock options").

     The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee consists of at least two "disinterested" directors as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The maximum number of shares for which options may be granted to any participant under the Plan during any fiscal year is 250,000 shares. Subject to the limitations set forth in the Plan, the Committee has the authority to determine to whom options will be granted, the term during which options granted under the Plan may be exercised, the exercise price of options and the rate at which options may be exercised and may vest. Nonstatutory stock options may be granted to all employees and officers of the Company and to consultants and affiliates capable of contributing significantly to the successful performance of the Company. Incentive stock options may be granted to all employees or officers of the Company. The maximum term of each incentive stock option granted under the Plan is ten years. The exercise price of shares of Common Stock subject to options qualifying as incentive stock options may not be less than the fair market value of the Common Stock on the date of the grant (110% of the fair market value in the case of incentive stock options granted to any stockholder owning in excess of 10% of the Company's Common Stock, which options must also expire within five years from the date of grant). Under the Plan, the exercise price of both incentive stock options and nonstatutory stock options is payable in cash or, at the discretion of the Committee, in Common Stock or such other lawful consideration as the Committee may determine. Options granted pursuant to the Plan will automatically become exercisable in full upon a change of control (as defined in the Plan).

     The Committee, in its discretion, may also award shares of Common Stock to any employees and officers of and consultants to the Company or any affiliates capable of contributing significantly to the successful performance of the Company. The Committee has the authority to impose terms and restrictions upon the award of any such shares of Common Stock, including the achievement of certain performance objectives and the continued employment with the Company through a specified period. Shares of restricted Common Stock so granted under the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, until all the applicable terms and conditions set by the Committee have been fulfilled.

     The Plan provides for the automatic grant of nonstatutory stock options ("Director Options") to directors of the Company who are not employees of the Company ("Eligible Directors"). Eligible Directors of the Company are granted a Director Option to purchase 10,000 shares of Common Stock on the date such person is first elected or appointed a director (an "Initial Director Option"). Further, commencing on the day immediately following the date of the annual meeting of stockholders for the fiscal year ending December 31, 1997, each Eligible Director, other than directors who will have received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 2,000 shares of Common Stock on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant. Director Options are exercisable in four equal annual installments, commencing on the date of grant and will expire on the earlier of the tenth anniversary of the date of grant or 90 days after the termination of the directors' service on the Board of Directors.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of February 1, 1997 certain information regarding the beneficial ownership of Common Stock by (i) each of the persons or entities known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each of the Named Executive Officers, (iii) each director and Nominee of the Company and (iv) all directors and executive officers of the Company as a group (twelve persons).

                                                                 NUMBER OF SHARES        PERCENT OF
                            NAME                               BENEFICIALLY OWNED(1)    COMMON STOCK
-------------------------------------------------------------  ---------------------    ------------
HealthCare Ventures II, L.P..................................        1,324,975(2)           15.0%
  Twin Towers at Metro Park
  379 Thornall Street
  Edison, New Jersey 08837

HealthCare Ventures III, L.P.................................        1,174,575(2)           13.2%
  Twin Towers at Metro Park
  379 Thornall Street
  Edison, New Jersey 08837

Dillon, Read & Co., Inc. and related entities................        1,099,384(3)           12.4%
  535 Madison Avenue
  New York, New York 10022

Constantine E. Anagnostopoulos, Ph.D.........................           54,978(4)            *
Robert J. Hennessey..........................................              --                --
Frederick W. Kyle............................................              --                --
John W. Littlechild..........................................        2,844,478(5)           32.0%
Alan M. Mendelson............................................          233,081(6)            2.6%
J. Barrie Ward, Ph.D.........................................          160,834(7)            1.8%
William A. Packer............................................          123,168(8)            1.4%
Bryan E. Roberts, Ph.D.......................................           62,417(9)            *
David H. Ramsdell............................................           16,667               *
All directors and executive officers as a group..............        3,558,969(10)          38.4%

---------------

  * Less than 1%

(1) Except as otherwise indicated, each of the parties listed has sole voting and investment power over the shares owned.

 (2) As reported in a Schedule 13G dated February 14, 1997 and jointly filed with the SEC by HCV II, HCP II, HCP III, HCV III, HCP IV and HCV IV. The shares owned by HCV III include immediately exercisable warrants to purchase 42,980 shares of Common Stock.

 (3) As reported in a Schedule 13G dated February 11, 1997 and jointly filed with the SEC by Dillon, Read & Co. Inc., Dillon, Read Inc., and Dillon, Read Holding, Inc., these securities are held for managed accounts. For purposes of the Exchange Act, Dillon, Read Holding, Inc., Dillon, Read Inc. and Dillon, Read & Co. Inc. are each deemed to be the beneficial owners of these securities; however, each of these entities expressly disclaims beneficial ownership of such shares. The number of shares of Common Stock disclosed includes immediately exercisable warrants to purchase 20,369 shares.

 (4) Includes 31,022 shares registered to and owned by Gateway Venture Partners III, L.P. (which includes immediately exercisable warrants to purchase 9,970 shares registered to Gateway Venture Partners III, L.P.) Dr. Anagnostopoulos is a general partner of Gateway Associates III, L.P., the general partner of Gateway Venture Partners III, L.P. Dr. Anagnostopoulos disclaims beneficial ownership of such shares.

 (5) Mr. Littlechild is a general partner of HCP II, HCP III and HCP IV, the general partners of HCV II, HCV III and HCV IV, respectively. Mr. Littlechild shares voting and investment control with respect to the shares of Common Stock owned by HCV II, HCV III and HCV IV with the other general partners of HCP II, HCP III and HCP IV, respectively. The shares beneficially owned by Mr. Littlechild include 55,602 shares subject to immediately exercisable warrants. Mr. Littlechild does not own any shares of the Company's Common Stock in his individual capacity.

 (6) Includes 232,481 shares of Common Stock beneficially owned by Axiom Venture Partners L.P., of which Mr. Mendelson is a general partner (which includes 2,837 shares subject to immediately exercisable warrants). Mr. Mendelson disclaims beneficial ownership of such shares.

 (7) Includes 152,754 shares of Common Stock issuable upon exercise of options to purchase Common Stock exercisable within 60 days of February 1, 1997.

 (8) Includes 108,168 shares of Common Stock issuable upon exercise of options to purchase Common Stock exercisable within 60 days of February 1, 1997.

 (9) Includes 43,417 shares of Common Stock issuable upon exercise of options to purchase Common Stock exercisable within 60 days of February 1, 1997.

(10) Includes 429,512 shares of Common Stock issuable upon exercise of options to purchase Common Stock held by the director and executive officer group exercisable within 60 days of February 1, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and The Nasdaq National Market, the exchange on which the Company's Common Stock is listed for trading. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports and amendments thereto furnished to the Company and written representations that no other reports were required during or with respect to Fiscal 1996, the Company believes all Section 16(a) filing requirements were complied with, except in the case of J. Barrie Ward filing a report past the applicable deadline and Alan Mendelson failing to report 600 shares of common stock of the Company that he purchased in the Company's Initial Public Offering.

                                 OTHER MATTERS

INDEPENDENT AUDITORS

     The accounting firm of Richard A. Eisner & Company, LLP has served as the Company's independent auditors since 1991 and will continue to do so for fiscal year 1997. A representative of Richard A. Eisner & Company, LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

STOCKHOLDER PROPOSALS

     Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company by December 1, 1997 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

     The Company's By-Laws provide that any stockholder proposals intended to be presented at the Company's 1998 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no later than 75 days prior to May 1, 1998, nor prior to 120 days prior to May 1, 1998, together with all supporting documentation; provided, however, that if the 1998 Annual Meeting is scheduled to be held on a date more than 30 days before May 1, 1998 or more than 60 days after May 1, 1998, a stockholder's notice shall be timely filed if delivered to, or received by, the Company at its principal executive office on the later of (a) 75 days prior to the date of the scheduled meeting or (b) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1996 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WILL BE FILED WITH THE SEC ON OR BEFORE MARCH 31, 1997, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO LISA P. MCGILLIS, DIRECTOR OF FINANCE, VIRUS RESEARCH INSTITUTE, INC., 61 MOULTON STREET, CAMBRIDGE, MA 02138.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                        VIRUS RESEARCH INSTITUTE, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 1, 1997

     The undersigned hereby appoints J. Barrie Ward, Ph.D. and William A. Packer as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them, to represent and vote, as designated on the reverse, all shares of Common Stock of Virus Research Institute, Inc. (the "Company") held of record by the undersigned on March 19, 1997, at the Annual Meeting of Stockholders to be held on May 1, 1997 or any adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF THIS PROXY IS PROPERLY EXECUTED
AND NO CHOICE IS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER(S) WITH RESPECT TO
ANY MATTER, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH MATTER. THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE SIX NOMINEES OF THE BOARD OF DIRECTORS LISTED
IN PROPOSAL 1. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE
SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

     The undersigned hereby acknowledges receipt of the Notice and Proxy Statement for the 1997 Annual Meeting of Stockholders and hereby revokes any proxy or proxies heretofore given.

                       (TO BE SIGNED ON REVERSE SIDE.)



       Please mark your
A [X]  votes as in this
       examples.

                        WITHHOLD
                       AUTHORITY
                    to vote for all
               FOR  nominees listed
1. ELECTION OF [ ]       [ ]            NOMINEES: J. Barrie Ward, Ph.D.
   DIRECTORS.                                     William A. Packer
                                                  John W. Littlechild
FOR all nominees listed (except                   Alan M. Mendelson
as marked to the contrary below)                  Frederick W. Kyle
                                                  Robert J. Honnessey
[ ]
   ----------------------------

2. In their discretion, to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE SIX NOMINEES FOR ELECTION.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.









SIGNATURE(S):                                                 DATE:
             --------------------- --------------------            -------------
NOTE: Please sign exactly as name or names appear on stock certificate
      (as indicated hereon.)